Exhibit 99.1

Imperial Holdings Sells its Structured Settlements Business to Blackstone

Boca Raton, FL, October 28, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial”) announced today that it has sold its Structured Settlements business operations for $12 million to an entity managed by Blackstone Tactical Opportunities (“Blackstone”). The transaction closed on October 25, 2013.

Antony Mitchell, CEO of Imperial Holdings, commented, “This transaction reduces our operating expenses and provides a healthy cash infusion that will enable us to better focus on our core mission of protecting our life settlements portfolio while we look to strategically invest in the life finance space.”

Mr. Mitchell added, “We are thankful for the contributions of the entire Structured Settlements team and wish them well as they continue to operate the platform under new leadership. It has been a pleasure working with Blackstone while bringing this mutually beneficial transaction to a close.”

Moelis & Company acted as financial advisor to Imperial.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

About Blackstone

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director – Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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